                                 EXHIBIT 10.1
                                 ------------

                                    RELEASE
                                    -------


          This Release, made and entered into this 15th day of September, 1994, by and between ADDINGTON ENVIRONMENTAL, INC. (hereinafter "Addington"), and WILLIAM R. NELSON (hereinafter the "Employee").

                              W I T N E S S E T H:

          THAT, for good and valuable consideration in the amount of Two Hundred Seventeen Thousand One Hundred Dollars ($217,100.00), the receipt of which is hereby acknowledged, and in the further consideration of the mutual covenants herein contained, the parties, desiring to sever their relationship under a certain Employment Agreement between Addington and the Employee, dated as of July 14, 1992 (the "Employment Agreement"), do hereby mutually covenant and agree as follows:

          1. The Employee does hereby terminate the Employment Agreement, with the exception of Section 19 relating to Restrictive Covenants, which shall remain in full force and effect for the period stated therein, and does release and discharge Addington, its respective past and/or present affiliates, successors, assigns, partners, employees, attorneys and agents, including but not limited to Addington Resources, Inc. and its subsidiaries, from any and all liabilities, obligations, causes of actions, suits, debts, covenants, employment agreements, contracts, controversies, agreements, including but not limited to bonuses or stock options under the Employment Agreement or otherwise, warranties, representations, promises, damages, understandings, privileges, including but not limited to employee benefits, perquisites, demands and claims of whatsoever kind and nature, whether written or oral, known and unknown, now existing or hereafter arising, which the Employee now has or had or may have against Addington whether in law or in equity (hereinafter collectively the "Claims"), including but not limited to claims for accounting, breach of contract, quasi-contract, quantum merit, fraud (whether fraud in the inducement, fraud in the factum, constructive fraud or otherwise), misrepresentation, indemnity, breach of fiduciary duty, or any other tort or tortious act, whether of commission or omission, including but not limited to any claims arising under any state or federal statute, regulation or rule now or hereafter enacted, including any claims arising under the Kentucky Blue Sky Law, the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or the federal RICO law, arising out of or related to the negotiation, execution, administration or performance of the parties under the Employment Agreement.

          2. Addington does hereby terminate the Employee's employment obligations under the Employment Agreement, with the exception of Section 19 relating to Restrictive Covenants, which shall remain in full force and effect for the period stated therein, and does release and discharge the Employee from his employment obligations, and covenants, contracts, agreements, warranties, representations, privileges, damages, liabilities, obligations, causes of action, suits, debts, controversies, promises, understandings, and demands of whatsoever kind and nature, whether written or oral, known and

                                                                      Page - 2 -
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unknown, now existing or hereafter arising, which Addington now has or had or may have against the Employee whether in law or in equity (hereinafter collectively the "Claims") including but not limited to claims for accounting, breach of contract, quasi-contract, quantum merit, fraud (whether fraud in the inducement, fraud in the factum, constructive fraud or otherwise), misrepresentation, indemnity, breach of fiduciary duty, or any other tort or tortious act, whether of commission or omission, including but not limited to any claims arising under any state or federal statute, regulation or rule now or hereafter enacted, including any claims arising under the Kentucky Blue Sky Law, the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or the federal RICO law, arising out of or related to the negotiation, execution, administration or performance of the parties under the Employment Agreement.

          3. This Release is unconditional and shall have immediate effect. This Release shall not be construed as an executory accord or as being subject to any further contingency or condition whatsoever.

          4. The Employee hereby represents and warrants that the payments received in consideration of this Release represent all payment obligations, whether existing or future, direct or indirect, of Addington to the Employee.

          5. The Employee hereby covenants and agrees that he shall not make any statements about Addington, its respective past and/or present affiliates, successors, assigns, partners, employees,

                                                                      Page - 3 -
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attorneys and agents, including but not limited to Addington Resources, Inc. and its subsidiaries (the "Addington Group"), written or oral, which would be adverse or detrimental to the Addington Group. This provision is not intended to prevent or discourage the Employee from truthfully testifying under oath if Employee believes that such truthful testimony could be adverse or detrimental to the Addington Group.

          6. Addington and the Addington Group hereby covenants and agrees that it shall not make any statements about the Employee, whether written or oral, except as authorized by the Employee and only to verify dates of employment.

          7. All disputes or differences whatsoever which shall at any time hereafter arise between the parties touching or concerning this Agreement or its construction or effect or as to the rights, duties or liabilities of the parties or any of them under or by virtue of this Agreement, or as to any other matter in any way connected with or arising out of or in relation to the subject matter of this Agreement, shall be referred to arbitration in accordance with the provisions set out in this Clause.

             (a) The arbitration of disputes arising under this Agreement shall take place in Fayette County, Kentucky.

             (b) There shall be one Arbitrator (the "Arbitrator"), who shall be appointed upon the application of any party at any time after any dispute or difference has arisen by the Chief Justice of the Supreme Court of Kentucky.
The Arbitrator shall be familiar with all aspects of employment law.

                                                                      Page - 4 -
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              (c)  The Arbitrator shall, at the request of either party, hold a full hearing in relation to the matters before him and may adjourn, postpone, and order such hearing as he sees fit.

              (d) Subject as herein before provided, any arbitration undertaken hereunder shall be governed by the provisions of Chapter 417 of the Kentucky Revised Statutes.

          8. Employee acknowledges and agrees that he is responsible for payment for any taxes not withheld that may be owed as a result of the consideration paid under this Agreement.

          IN WITNESS WHEREOF, the parties have hereunto caused their names to be subscribed as of the day and year first above written.


                         ADDINGTON ENVIRONMENTAL, INC.


                         By:  /s/ Jack Baker
                              -------------------------------------
                         Its: Exec. Vice Pres. and Gen. Counsel
                              ------------------------------------


                         THE ADDINGTON GROUP (BY ITS PARENT, ADDINGTON RESOURCES, INC. AS TO
                         PARAGRAPH 6)


                         By: /s/ Kirby J. Taylor
                             --------------------------------------
                             KIRBY J. TAYLOR, PRESIDENT



                         /s/ William R. Nelson
                         -----------------------------------------
                         WILLIAM R. NELSON

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